Exhibit (s)

Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.

POWER OF ATTORNEY

Each of Bonnie Cohen, Martin Cohen, George Grossman, Richard J. Norman, Frank K. Ross, Robert H. Steers and C. Edward Ward Jr., whose signatures appear below, hereby constitutes and appoints Adam Derechin, James Giallanza, Colleen Dean, Francis C. Poli and Tina M. Payne, and each of them, his or her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable Cohen & Steers MLP Income and Energy Opportunity Fund to comply with the Acts, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Cohen & Steers MLP Income and Energy Opportunity Fund Registration Statement on Form N-2, any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director of Cohen & Steers MLP Income and Energy Opportunity Fund any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and also including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director of Cohen & Steers MLP Income and Energy Opportunity Fund any and all Statements of Beneficial Ownership filed with the Securities and Exchange Commission under said Acts and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Bonnie Cohen	Martin Cohen	George Grossman

Richard J. Norman	Frank K. Ross	Robert H. Steers

C. Edward Ward Jr.

Date: February 20, 2013